UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 18, 2006

Jones Soda Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-28820	91-1696175
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

234 Ninth Avenue North, Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-624-3357

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 18, 2006, Jones Soda Co. ("Jones") entered into an Exclusive Co-Packer and Distribution Agreement with National Retail Brands, Inc. and Shasta Beverages, Inc. (collectively, "Producer"), each being a wholly owned subsidiary of National Beverage Corp.

Under the terms of the agreement, Producer has the exclusive right in the United States, subject to certain exceptions, to manufacture and sell (a) Jones Soda in 8-ounce and 12-ounce cans and 1 liter PET bottles of carbonated soda and (b) Jones Energy in 16-ounce cans. Sales of the products may be made only to Jones' authorized retail accounts purchasing through warehouse distribution, and Jones will be solely and exclusively responsible for all sales efforts, marketing, advertising and promotion.

Jones will sell concentrate to Producer for the manufacture of the products. Producer will be responsible for the manufacture, storage, inventory, delivery, invoicing, customer credit review and approval, and receivables collection with respect to sales of products to Jones' authorized accounts.

The agreement has an initial term of five years, expiring on December 31, 2011. Thereafter, the agreement automatically renews in perpetuity for successive additional five-year periods, unless terminated.

Either party may terminate the agreement upon 30-day notice if the other party is in material default. Producer may terminate the agreement on six months notice, at any time after December 31, 2009. In addition, Jones may terminate the agreement on written notice no earlier than 90 days and no later than 30 days prior to the expiration of the initial five-year term or any renewal term, in which case Jones will be obligated to pay a termination fee to Producer. In addition, in the event of a sale of all or substantially all of the assets or stock of Jones or merger or other business combination in which Jones is not the surviving entity, Jones may terminate the agreement by giving six months notice to Producer and paying a termination fee to Producer; provided, that this termination right may not be exercised prior to December 31, 2009.

The agreement provides to Producer the first right to pack and distribute any new products that Jones desires to sell through warehouse distribution. In this event, the parties will work in good faith for up to 30 days to reach agreement and if no agreement is reached, then Jones may enter into agreements with third parties without penalty or reimbursement of costs.

The agreement provides for customary covenants by both parties regarding insurance, indemnification and non-solicitation of employees.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jones Soda Co.

September 20, 2006	By:	/s/ Hassan N. Natha

Name: Hassan N. Natha
Title: Chief Financial Officer